Exhibit 99.1

Elutia Reports Preliminary Fourth Quarter 2025 Results, Strengthened Financial Position, and Upcoming NXT-41x Milestones

Fourth quarter revenue up 16% year-over-year, $26.9M of secured debt eliminated, and total cash and escrowed proceeds of $44.3M at year-end

GAITHERSBURG, Md., January 12, 2026 - Elutia Inc. (Nasdaq: ELUT) (“Elutia” or the “Company”), a pioneer in drug-eluting biomatrix technologies, today provided a corporate update and outlined upcoming development milestones for NXT-41x, its next-generation antibiotic-eluting biomatrix program in plastic and reconstructive surgery.

NXT-41x is Elutia’s next-generation antibiotic-eluting biomatrix, built on the Company’s technology platform that was clinically and commercially validated with EluPro, indicated for use with pacemaker placement. EluPro was divested to Boston Scientific in October of 2025 for $88 million. The Company believes the NXT-41x platform has the potential to significantly improve outcomes in breast reconstruction, a $1.5 billion market currently with a post-operative infection rate of 15-25%.

Elutia is advancing development of its NXT-41 biomatrix platform and remains on track for planned regulatory milestones. Upcoming milestones include submission of an FDA filing for NXT-41, the Company’s novel base matrix, in the first half of 2026, with anticipated FDA clearance in the second half of 2026. Building on this foundation, Elutia anticipates FDA clearance for NXT-41x, the antibiotic-eluting version of the biomatrix, in the first half of 2027.

Preliminary Fourth Quarter 2025 Financial Results

●	Preliminary net sales. For the fourth quarter of 2025, preliminary net sales were approximately $3.3 million, representing a 16 percent increase compared to the fourth quarter of 2024. Net sales for both the fourth quarters of 2025 and 2024 exclude contributions from the divested BioEnvelope business.
●	Debt repayment. During the fourth quarter, the Company repaid the full $26.9 million outstanding principal, accrued interest, and accrued exit fees associated with its loan from SWK Holdings, significantly reducing interest expense.
●	Cash position. As of December 31, 2025, cash on hand was approximately $36.3 million. An additional $8.0 million related to the BioEnvelope divestiture is being held in escrow and is expected to be released during 2026 (subject to adjustment for indemnification claims, if any).
●	Capital structure. As of December 31, 2025, the Company had 42.8 million shares of Class A common stock outstanding, 4.5 million pre-funded warrants to purchase shares of Class A common stock, and no Class B common stock outstanding.

“The success of EluPro was transformational for Elutia,” said Dr. Randy Mills, Chief Executive Officer. “It validated the technical and commercial capability of our drug-eluting platform and enabled us to enter plastic and reconstructive surgery, where complication rates in breast reconstruction remain unacceptably high. We enter 2026 with a strong balance sheet and the capital required to develop and commercialize NXT-41x. With an experienced team and a focused strategy, we are positioned to execute and advance our mission so that patients can thrive without compromise.”

Preliminary Information

The financial information presented in this press release is preliminary and may change. The Company’s accounting closing procedures and independent audit with respect to the estimated financial information provided in this press release are not yet complete, and as a result, the Company’s final results may vary materially from the preliminary results included in this press release. The preliminary financial information included in this press release reflects the Company's current estimates based on information available as of the date of this press release, has been prepared by Company management, and is not audited. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

About Elutia

Elutia develops and commercializes drug-eluting biomatrix products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning our future interactions with the U.S. Food and Drug Administration (“FDA”) regarding NXT-41 and NXT-41x; expectations for FDA clearance of NXT-41 and NXT-41x, including the timing and anticipated success thereof; preparations for the launch of NXT-41x, including the timing and anticipated success thereof; the sufficiency of our current capital resources to develop and commercialize NXT-41X; the size of the breast reconstruction market and the potential of the Company’s next-generation drug-eluting biomatrix products to compete in that market. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following: our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings, including NXT-41 and NXT-41x; our ability to obtain regulatory approval or other marketing authorizations by the U.S. Food and Drug Administration and comparable foreign authorities for our products and product candidates, including NXT-41 and NXT-41x; our ability to achieve or sustain profitability; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance; our ability to defend against the various lawsuits related to FiberCel and other bone viable matrix products and avoid a material adverse financial consequence; our ability to raise funds in the future in the amounts and at the times needed; the continued and future acceptance of our products by the medical community; our dependence on independent sales agents to generate a substantial portion of our net sales; our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business; our ability to successfully realize the anticipated benefits of the October 2025 sale of our CIED business and the November 2023 sale of our Orthobiologics business; physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products; our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do; pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations could adversely affect our sales and profitability; our ability to obtain, maintain and adequately protect our intellectual property rights; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
David Carey
FINN Partners
david.carey@finnpartners.com